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Boxwood Merger Corp. (“Boxwood”) will use an updated investor presentation (the “Presentation”), dated September 2019, in connection with its previously announced proposed initial business combination with Atlas Intermediate Holdings LLC. Below is the Presentation.

September 2019

Disclaimer

This investor presentation (the "presentation") is for informational purposes only and does not constitute an offer to sell, a solicitation of an offer to buy, or a recommendation to purchase any equity or debt or other financial instruments of Boxwood Merger Corp. ("Boxwood")., Atlas Technical Consultants ("Atlas") or their respective affiliates. This presentation has been prepared to assist investors in making their own evaluation with respect to the proposed business combination (the "Transaction") between Boxwood and Atlas, and for no other purpose.

The information contained herein does not purport to be all-inclusive. The data contained herein is derived from various internal and external sources. No representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any projections or modeling or any other information contained herein. Any data on past performance or modeling contained herein is not an indication as to future performance. Boxwood and Atlas assume no obligation to update the information in this presentation, except as required by law. Furthermore, any and all trademarks and trade names referred to in this presentation are the property of their respective owners.

Forward-Looking Statements. This presentation includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1996. Boxwood's and Atlas' actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Boxwood's and Atlas' expectations with respect to future performance and anticipated financial impacts of the Transaction, the satisfaction of closing conditions to the Transaction, the level of redemptions by Boxwood's public stockholders in connection with the Transaction, and the timing of the completion of the Transaction. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Boxwood's and Atlas' control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the occurrence of any event, change or other circumstance that could give rise to the termination of a definitive agreement for the proposed Transaction (the "Transaction Agreement") or could otherwise cause the Transaction to fail to close; the outcome of any legal proceedings that may be instituted against Boxwood, Atlas or any of their respective directors or officers, following the announcement of the Transaction Agreement and the transactions contemplated therein; the inability to complete the Transaction, including due to failure to obtain approval of the stockholders of Boxwood or other conditions to closing in the Transaction Agreement; delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals or complete regular reviews required to complete the transactions contemplated by the Transaction Agreement; the ability to obtain or maintain the listing of Boxwood's shares of Class A common stock on Nasdaq following the Transaction; the risk that the announcement and consummation of the Transaction disrupts current plans and operations; the inability to recognize the anticipated benefits of the Transaction, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships and retain its key employees; costs related to the Transaction; changes in the applicable laws or regulations; the possibility that Atlas or the combined company may be adversely affected by other economic, business, and/or competitive factors; demand for Atlas products and services; Atlas' business strategy; Atlas' financial strategy, operating cash flows, liquidity and capital required for Atlas' business; Atlas' future revenue, income and operating performance; the termination of relationships with major customers; laws and regulations, including environmental regulations, that may increase Atlas' costs, limit the demand for its products and services or restrict its operations; disruptions in the political, regulatory, economic and social conditions domestically or internationally; a failure of Atlas' information technology infrastructure or any significant breach of security; potential uninsured claims and litigation against us; Atlas' dependence on the continuing services of certain of Atlas' key managers and employees; plans, objectives, expectations and intentions that are not historical; and other risks and uncertainties identified in this presentation or indicated from time to time in the proxy statement to be filed relating to the Transaction, including those under the section entitled "Risk Factors" therein and in Boxwood's other filings with the U.S. Securities and Exchange Commission (the "SEC"). Boxwood cautions that the foregoing list of factors is not exclusive. Boxwood cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Neither Boxwood nor Atlas undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

No Offer or Solicitation. This presentation shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Transaction. This presentation shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

No Representation or Warranty. None of Boxwood, Atlas or any of their respective affiliates makes any representation or warranty as to the accuracy or completeness of the information contained in this presentation. The sole purpose of the presentation is to assist persons in deciding whether they wish to proceed with a further review of the Transaction and is not intended to be all-inclusive or to contain all the information that a person may desire in considering the Transaction. It is not intended to form the basis of any investment decision or any other decision in respect of the Transaction.

Financial Information. The financial information contained in this presentation has been taken from or prepared based on the historical financial statements of Atlas, for the periods presented. An audit of these financial statements has been incorporated in the proxy statement relating to the Transaction, however none of the historical financial information contained herein has been audited, reviewed, compiled or been subject to any procedures by any auditors and actual historical financial information could differ materially from the information contained herein.

1

Disclaimer

Use of Projections. This presentation contains financial forecasts, including with respect to Atlas' Adjusted EBITDA, revenue and free cash flow for 2019 and 2020, among others. Neither Boxwood's nor Atlas' independent auditors have studied, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this presentation, and accordingly, neither of them expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this presentation. These projections are for illustrative purposes only and should not be relied upon as being necessarily indicative of future results. In this presentation, certain of the above-mentioned projected information has been provided for purposes of providing comparisons with historical data. The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. Projections are inherently uncertain due to a number of factors outside of Atlas' control. Accordingly, there can be no assurance that the prospective results are indicative of future performance of Atlas or the combined company after the Transaction or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this presentation should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved.

Industry and Market Data. In this presentation, we rely on and refer to information and statistics regarding market participants in the sectors in which Atlas competes and other industry data. We obtained this information and statistics from third-party sources, including reports by market research firms and company filings.

Use of Non-GAAP Financial Matters. This presentation includes non-GAAP financial measures, including Adjusted EBITDA, adjusted gross revenue, net revenue and free cash flow. Boxwood and Atlas believe that these non-GAAP measures are useful to investors for two principal reasons. First, the believe these measures may assist investors in comparing performance over various reporting periods on a consistent basis by removing from operating results the impact of items that do not reflect core operating performance. Second, these measures are used by Atlas' management to assess its performance and may (subject to the limitations described below) enable investors to compare the performance of Atlas and the combined company to its competition. Boxwood and Atlas believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. These non-GAAP measures should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. Other companies may calculate Adjusted EBITDA, adjusted gross revenue, net revenue and free cash flow and other non-GAAP financial measures differently, and therefore Atlas' non-GAAP financial measures may not be directly comparable to similarly titled measures of other companies. For reconciliation of the non-GAAP measures used in this presentation, see "Reconciliation of Non-GAAP Items" in the Appendix at the end of this presentation.

Additional Information About the Transaction and Where to Find It. In connection with the proposed Transaction, Boxwood has filed a preliminary proxy statement with the SEC. The definitive proxy statement and other relevant documents will be sent or given to the stockholders of Boxwood as of the record date established for voting on the proposed transaction and will contain important information about the proposed transaction and related matters. Boxwood stockholders and other interested persons are advised to read the preliminary proxy statement and any amendments thereto and, once available, the definitive proxy statement, in connection with Boxwood's solicitation of proxies for the meeting of stockholders to be held to approve, among other things, the proposed transaction, because the proxy statement will contain important information about Boxwood, Atlas and the proposed transaction. When available, the definitive proxy statement will be mailed to Boxwood stockholders as of a record date to be established for voting on the proposed transaction. Stockholders will also be able to obtain copies of the proxy statement, without charge, at the SEC's website at www.sec.gov. Copies of the documents filed with the SEC by Boxwood when and if available, can be obtained free of charge on Boxwood's website at www.boxwoodmc.com or by directing a written request to Boxwood Merger Corp., 8801 Calera Drive, Austin, Texas 78735 or by telephone at (310) 801-5786.

Participants in the Solicitation. Boxwood and Atlas and their respective directors and executive officers may, under SEC rules, be deemed participants in the solicitation of proxies of Boxwood stockholders in connection with the proposed transaction. Information about such persons, including their names and a description of their interests in Boxwood, Atlas and the proposed transaction, as applicable, are set forth in the proxy statement for the proposed transaction. The proxy statement is available free of charge from the sources indicated above.

2

Presenters Steve Kadenacy Boxwood CEO and Atlas Executive Chairman 1 Former President, COO & CFO of AECOM Former Board Member, ABM Industries Previously Partner, KPMG (Economic Consulting) Unique combination of C - suite experience at a Fortune 150 company with significant experience in M&A and capital markets Duncan Murdoch Boxwood Chief Investment Officer Former Senior Managing Director at Macquarie, Principal Transactions Group Led numerous investments and served on boards across multiple sectors including infrastructure, business services and environmental services 20+ years of experience in private equity investing and investment banking Joe Boyer Atlas Chief Executive Officer Former CEO of Atkins North America Oversaw the delivery of infrastructure planning, engineering, architecture, construction management, environmental consulting and program management services at Atkins Previously held the position of President of Shaw Environmental & Infrastructure’s Federal division 30+ years of experience Uniquely experienced management team committed to driving continued growth of the Atlas platform 3 Note: 1. Steve Kadenacy to become Atlas Executive Chairman upon the closing of the transaction

Contents 1 2 4 5 Introduction Business Overview Key Financial Metrics Transaction Overview 3 Growth Strategy A Appendix

Introduction 1

8% 6% 76% Atlas Overview No customer greater than 8% of 2018A net revenue; 76% was from outside of top 10 accounts 2018A Net Revenue by Customer Annual Customers 9,000+ Diverse Group of High Quality Customers Atlas Today National Platform of Scale Atlas Locations Key Markets 2019E Gross Revenue $67m 2019E Pro Forma Adj EBITDA Margin 1 6 Acquisitions Since 2017 100+ T&M & Cost - Plus Contracts <$10k+ Average Project Size 95%+ YoY Net Revenue Growth 2 50,000+ Annual Projects 13% YoY Adj. EBITDA Growth 3 Leading Provider of Technical Services Testing, Inspection & Consulting • Materials, Engineering & Testing • Construction Quality Assurance • Environmental Services • Disaster Response & Recovery Engineering, Planning & Design • Engineering & Design Services • Program Management • Construction Support Services Select Customers $482m 6 <$10k 50,000+ 17.5% 95%+ 7.1% 23.3% Note: 1. Atlas Adjusted EBITDA adjusted for public company costs of $2.5m and run - rate synergies of $7.5m 2. Net revenue growth calculated from eight months ended August 2018 and August 2019 on a pro forma basis as if all acquisitions we re consummated at the beginning of the relevant period, August financials reflect preliminary results and are subject to revision 3. Adj. EBITDA growth calculated from six months ended June 2018 and June 2019 on a pro forma basis as if all acquisitions were con summated at the beginning of the relevant period 4. Management estimates 6 80% of Sales 3 20% of Sales 3 Specialized provider of testing, inspection and engineering services to support and maintain critical infrastructure

Scalable Platform via Organic and Acquisitive Growth Highly Visible, Recurring Revenue Profile Durable Economic Model De - Risked Business Profile Delivering on Boxwood’s Stated Strategy Atlas exhibits all of the key factors central to Boxwood’s stated strategy Increasing technical requirements and customer professionalization Predictable maintenance / turnaround activities Safety requirements Regulatory / environmental compliance operating environment Demand for nationwide footprint Efficiencies from enhanced scale / utilization Aging, under - invested infrastructure Emerging technologies driving change     Key Factors Driving Services Demand 7 Highly Visible, Recurring Revenue Profile Robust backlog with 115% 2019E gross revenue coverage 1 Durable Economic Model Mission - critical testing, inspection and consulting services provide defensibility De - Risked Business Profile 95%+ revenue from Cost - Plus and Time & Materials contracts across a diversified set of service offerings Scalable Platform Business at an inflection point with both acquisitive and organic growth opportunities Note: 1. 2019E gross revenue coverage is defined as the ratio between the current contracted backlog as of December 2018 and 2019E gro ss revenue

Atlas' Visionary Strategy

ATLAS TECHNICAL CONSULTANTS

Atlas was founded to benefit from key growth trends, especially the growing need to inspect, repair, maintain and invest in critical infrastructure in the U.S.

The Atlas Difference

Strategically Positioned
Purposely positioned to capitalize on key trends driving growth in services created by the backlog of infrastructure, creative means of project funding and continued quality assurance outsourcing

Targeted Geographic Expansion
Targeted operations in high-growth, large spend infrastructure geographies with favorable tailwinds including outsourcing trends

Regional Market Leadership with National Scale
Acquisitions of regional market leaders with superior service capabilities, local relationships and specialized expertise to expand across the national platform

Disciplined Approach to M&A
Increasing service diversity enables multiple client touchpoints and large cross-sell opportunities

Key Trends Targeted

Large and Growing Infrastructure Spending[1]
- Sizable portion of U.S. roads, bridges, dams, and electrical infrastructure is in need of repair, upgrade, or replacement
- $900+ billion in infrastructure funding approved through 2020
- $2+ trillion gap between the estimated funding and total need of the U.S. infrastructure system through 2025

Growing Need for Outsourced Quality Assurance
- Public and private entities are increasingly outsourcing construction and environmental services in an effort to reduce costs, decrease staff, and avoid non-compliance
- State DoTs increasingly outsource QA projects with capacity increases and complexity

Proven Benefits to Platform Strategy
- Smaller, regional players benefit from reputation and connectivity of national platform
- Highly fragmented market provides an immense number of opportunities for accretive add-ons

Note:
1. 2015 FAST Act; 2016 PIPES Act; The White House

8

Assembled through the combination of industry - leading companies to form a national platform, the proposed transaction accelerates Atlas’ strategic plans Purpose Built Platform Forming the Strategy Joe Boyer created the Atlas playbook and initiated M&A discussions to create the platform 2016 Establishing the Platform Acquired three regional market leaders in Texas, Georgia and California 2017 Executing the Atlas Playbook Integration of platform and cross - selling jumpstarted backlog growth 2018 Creating National Scale Merger with ATC established national platform 2019 Vision 9 Publicly - Traded Market Leading Platform • Accelerate Atlas’ plans to be a public company – Large customers prefer listed service providers, public currency enhances M&A strategy • Like - minded partnership with Steve Kadenacy , who has directly relevant operating experience and targeted a similar strategy through Boxwood • Co - sponsorship of Macquarie, global leader in infrastructure Boxwood is the Ideal Partner for Atlas Future National - Scale Platform Today Soft Integration Acquisition

$343 $352 $362 $396 $442 2017A 2018A LTM Jun-19 2019E 2020E Growth driven by implementing Atlas’ strategy of creating a national platform to acquire regional leaders Accelerating Growth 10 Note: 1. Backlog is presented on a pro forma basis as if all acquisitions were consummated at the beginning of the relevant period with certain purchased companies estimated by Atlas management 2. Financial information is presented on a pro forma basis as if all acquisitions were consummated at the beginning of the relev ant period 3. Atlas Adjusted EBITDA adjusted for public company costs of $2.5m and run - rate synergies of $7.5m 4. Defined as Pro Forma Adjusted EBITDA / Net Revenue Pro Forma Contracted and Funded Backlog 1 ($ in millions) $57 $57 $63 $69 $76 2017A 2018A LTM Jun-19 2019E 2020E Net Revenue 2 ($ in millions) Adj. EBITDA 2,3 ($ in millions) Significant Growth in Backlog Starting in 2018… …Delivering Accelerated Growth in 2019 and Beyond $495 $502 $553 $611 Dec-16 Dec-17 Dec-18 Jun-19 2.7% EBITDA Margin 4 16.5% 17.2% 17.5% 17.2% 16.2%

Robust Fundamentals Support Valuation Upside

ATLAS TECHNICAL CONSULTANTS

Attractive, Visible Growth Profile

2019E Net Revenue Growth (%)



12.4%
12.7%
ATLAS
Key Peers[2]

2020E Net Revenue Growth (%)



11.6%
7.1%
ATLAS
Key Peers[2,7]

Compelling Margin and FCF Dynamics

2020E EBITDA Margin (%)



17.2%
16.6%
ATLAS
Key Peers[2]

2020E FCF Conversion (%)[3]



91.7%
87.9%
ATLAS
Key Peers[2]

EV / 2020E EBITDA[1]



8.6x
13.8x
11.2x
11.6x
13.6x
ATLAS
Key Peers[2]
E&D Peers[4]
T&I Peers[5]
Professional[6] Services Peers

Source: FactSet, company filings, Market data as of 9/11/2019, Net Revenue figures used where available, EBITDA margin calculated as % of Net Revenue where available

Note:

1. Atlas Adjusted EBITDA, multiple and Illustrative Enterprise Value adjusted for $2.5m of public company costs, $7.5m of run-rate synergies and tax benefit from asset step-up; Illustrative Enterprise Value at $10.00 per share
2. Key Peers: NV5 Global, Inc., Tetra Tech, Inc. and Intertek Group plc
3. Defined as (Adjusted EBITDA less capital expenditures) / Adjusted EBITDA
4. Engineering & Design ("E&D") Peers: NV5 Global, Inc., Tetra Tech, Inc., Parsons Corporation, Stantec Inc., WSP Global Inc., Jacobs Engineering Group Inc. and AECOM
5. Testing & Inspection ("T&I") Peers: Applus Services, S.A., ALS Limited, Bureau Veritas S.A., Intertek Group plc and SGS S.A.
6. Professional Services Peers: Accenture plc, Booz Allen Hamilton Inc., CGI Inc., FTI Consulting, Inc., Huron Consulting Group, ICF International, Inc. and Navigant Consulting, Inc.
7. Assumes 8% FY2020 organic net revenue growth for NV5 Global, Inc. (in line with NV5 2018 Annual Report Press Release filed 3/7/2019)

11

Investment Highlights Entrenched long - term relationships with high quality customers base 3 Strong sector tailwinds driving demand 4 Significant backlog growth provides confidence in near - term projections 5 Repeatable, contracted revenue base derived mostly from non - discretionary testing and inspection projects 2 Proven ability to leverage scale and execute cross - selling strategy 6 Provider of highly - technical, mission - critical services 1 Disciplined M&A strategy 7 Superior margins and FCF conversion 8 12 Compelling valuation relative to peers 9

Business Overview 2

Broad Range of Highly Technical, Mission-Critical Services

ATLAS TECHNICAL CONSULTANTS

Atlas provides a diverse set of technical services needed to inspect, maintain, repair, and invest in infrastructure

Atlas Services

Testing, Inspection & Consulting

- Materials, Engineering & Testing
- Design / Construction Quality Assurance
- Environmental Services
- Disaster Response & Recovery

Engineering, Planning & Design

- Engineering & Design Services
- Program Management
- Project Support Services

Net Revenue by Service[1]


20%
80%
Engineering, Planning & Design
Testing, Inspection & Consulting

Net Revenue by End Market[1]


1%
7%
8%
14%
44%
26%
Commercial
Transportation
Industrial
Government
Education
Water

Example of Atlas Services by End Market

Transportation	Materials testing, QA, engineering, inspection and design for road, bridge, and airport modifications
Commercial	Geotechnical and structural inspection for renovations and expansions
Industrial	System-wide operations and maintenance for remediation systems
Government	Program management, design, and oversight for publicly funded projects
Education	Reinforced concrete testing and inspection for facility renovations
Water	Structural inspection and materials testing for tanks and retention ponds

Key Tenets of Atlas Services

1. **Trusted Advisor** – Services ensure safety of employees, customers and the general public
2. **Technical Expertise** – Highly-skilled employee base able to add value to a diverse array of projects
3. **Compliance Driven** – Non-discretionary, highly recurring services
4. **Local Knowledge and Relationships** – Extensive knowledge and expertise of local regulations and codes
5. **National Scale and Reputation** – Strategic footprint enables the Company to deliver highly customized solutions nationwide
6. **No Construction** – Atlas does not perform construction or take construction risk

Note:
1. Management estimates

14

Deep Technical Expertise Trusted to Maintain Our Nation’s Infrastructure

ATLAS TECHNICAL CONSULTANTS

Atlas’ technical services are provided by a highly skilled base of employees

Representative Services

Stanford University Hospital
Specialized Testing & Inspection

- Specialty welding inspections of 18,000 tons of structural steel fabricated in two locations using two shifts for an 18-month period
- Complex construction phasing required 18 on-site professionals per day and an additional 7 for off-site inspections



Phillips 66
Subsurface Inspection & Investigation

- Identified source of Underground Storage Tank (“UST”) leak that had migrated into high traffic area
- Conducted specialized testing of soil & groundwater to mitigate risks stemming from leakage



Golden Gate Bridge
Quality Assurance & Materials Testing

- Quality control inspections and materials testing including bolts torque, shock dampers installation, and concrete testing since 1997
- On-site fabrication inspections of the safety barrier and welding and bolting inspection in the field



Highly Skilled Base of Technical Employees[1]

- Experienced mix of scientists, engineers, and field experts are highly mobile and versatile, driving utilization across the Company



Field Technicians 707
Inspectors 586
Scientists 271
Engineers 233
Professionals 90
Industrial Hygienists 51
Other Field Staff ~160
~2,100 Total Technical Staff

Note:
1. As of February 2019

15

13+ 15+ 15+ 18+ 20+ 25+ 25+ 25+ 30+ 30+ 1 2 3 4 5 6 7 8 9 10 Transportation Government Commercial Education Water Industrial Atlas’ technical expertise, performance and strong relationships have led to decades - long relationships with customers, providing a strong base of repeating revenues Long - Term Customer Relationships and Diverse Revenue Base Entrenched, Highly Repeating and Diversified Customer Base Blue - Chip Customer Base… (Relationship Length in Years for Top 10 Customers by Net Revenue) …Across Diverse End Markets (Representative Customers) 16 …with Tenured Relationships Driving Consistent Demand… (% of 2018A Net Revenue from top 15 customers) 1 Annual Customers 9,000+ Revenue from Repeat Customers 2 ~90% Note: 1. Calculated as the percentage of 2018 Net Revenue by customer tenure for Atlas’ top 15 accounts 2. Repeat customers defined as those that have used Atlas services at least twice in the past 3 years Annual Projects 50,000+ T&M or Cost - Plus Contracts 95%+ 30+ Years 27% 20 - 30 Years 25% 10 - 20 Years 44% <10 Years 4%

Growth Strategy 3

Capitalize on Key Market Tailwinds

ATLAS TECHNICAL CONSULTANTS

Multiple, independent secular macro trends underpin growth in target end markets and resilience through economics cycles

40%
of testing and inspection services are outsourced[1]

$4.6tn
Spending need for aging US infrastructure through 2025[2]

$30bn
Market for US infrastructure & construction TIC and environmental consulting[3]

End Market Drivers

Transportation
- Aging installed transportation base, 32% of major roads in mediocre or poor condition[2]
- Growing outsourcing trends among public and private entities for testing, inspection and program management services

Commercial
- Increasing complexity and scrutiny of regulatory requirements driving demand for turnkey solutions
- Professionalization of asset operators related to maintenance and integrity

Education
- Population growth and increasing access to education driving public school enrollments and creating need for new and updated facilities
- Growing focus on environmental impact & sustainability in public and private schools

Industrial & Environmental
- Majority of US electric grid was built in the mid-20th century with an intended lifespan of 50 years[2]
- Broadening stress on US water network from outdated systems and population growth

Key Geographic Developments

Texas
- TxDOT budget has grown +70% ($30bn) and staff decreased 15%[4]
- 2019 Unified Transportation Program approves $75bn in projects through 2028

California
- $14bn 20-year infrastructure budget approved in 2018
- Over $130bn estimated backlog for road and bridge repairs[5]

Georgia
- 2015 Transportation Funding Act provides $10bn for infrastructure funding
- Major Mobility Investment Program secures $11bn for large scale projects

New York
- Constant effort to improve New York's transportation infrastructure (e.g. MTA)
- DoT budget forecast of $12.0bn[6]

Source: 1. Global Market Insights 2. American Society of Civil Engineers 3. Orbis Research 4. Texas Department of Transportation 5. California Road Repair & Accountability Act 6. New York Department of Transportation

18

March 2018 March 2019 Ability to provide deep local expertise and leverage long - term relationships on a national scale has accelerated Atlas’ ability to win large contracts Note: 1. Backlog is presented on a pro forma basis as if all acquisitions were consummated at the beginning of the relevant period 2. Large Contracts defined as greater than or equal to $5 million total contract value Growth in Large Contracts 1,2 Leverage National Scale and Local Expertise to Win Premiere Infrastructure Opportunities 19 Number of Large Contracts in Contracted Backlog 8 Georgia 6 Texas 6 Other 6 Georgia 2 Texas 2 Other 10 20 Contract Location Georgia DOT District 5 CEI GA Hidalgo County CMT Services TX Idaho National Laboratory ID Walmart National Asset Tagging Nationwide Delta Terminal Expansion LAX CA TxDOT Statewide Asphalt Overlay TX Recent Large Contract Win Examples 2  Leverage full - service platform and expertise to serve as a single - source infrastructure delivery solution  Service expansion allows Atlas to bid for larger, marquee contracts  Geographic expansion and scale allows Atlas to pursue additional large - scale contracts where local presence is high priority for customers

Drive Cross - Selling and National Accounts Strategy 20 Value Creation Strategy Successfully executing on cross - selling and national accounts strategy is leading to significant new wins Increase Wallet Share: capture additional revenues on new contract wins that would have been sub - contracted or lost 1 Cross - Sell Services: leverage expanded capabilities to cross - sell services 2 New Regional Customers: win new regional customers under Atlas’ increased scale, footprint and visibility 3 National Account Strategy: expand regional customers to national customers by providing multiple services across geographies 4 • Corpus Christi Harbor Bridge is the longest cable stay bridge in the US • Initially awarded $20m contract to perform construction quality assurance services • In 2018, by leveraging newly acquired special inspection capabilities, Atlas successfully won a contract to inspect cable fabrication • Rizzo International sought proposals to perform site geotechnical services for US Air Force facilities located in five states • Identification of cross - selling opportunities allowed Atlas to bid on geophysical elements of the contract, in addition to geotechnical services • Atlas won the contract, valued at $18m in total, with $2m generated from the cross - selling of geophysical services which would have otherwise been awarded to a third party • Atlas won a multi - year, multi - million dollar on - call contract with Jefferson Parish in Louisiana for roadway and drainage projects • Atlas was able to win the project as a result of collaboration between multiple offices and cross - selling expertise added via acquisition of ATC • Day - to - day project management and coordination will be provided by Atlas’ Louisiana operations, while drainage and design expertise will be provided by other offices • Historically services performed by Atlas for Walmart have been mainly environmental - related services with growth tied to retail locations • Atlas instituted national account strategy to increase cross - selling and national coverage • Now, Atlas performs material testing, facility assessment and asset management services at 3,615 stores nationwide • With new wins, gross revenues from Walmart are expected to increase by 2.7x from 2018A to 2019E Atlas Platform Strategy at Work 1 2 3 4

Disciplined M&A Strategy Atlas’ M&A strategy selectively targets companies that provide complementary low - risk services that will both benefit from and expand our national platform 21 Targeted Expansion of Services Selective Geographic Expansion Low - Risk Service Focus 1 2 3 Atlas will only pursue acquisitions that are intended to be accretive to long - term shareholder value x Specialty Inspection x Commissioning x Asset Management x Design Quality Assurance x Northeast Corridor x Colorado x Virginia x North Carolina x Florida x Testing & Inspection x Quality Assurance x Low - Risk Profile x T&M and Cost - Plus Contracts x Recurring O&M Base

Disciplined M&A Strategy

ATLAS TECHNICAL CONSULTANTS

Atlas has a well-developed "playbook" of identifying, integrating and scaling its acquired companies

The Atlas Playbook

1 IDENTIFY
- Leverage industry relationships to identify leading providers in targeted markets
- Complete acquisition and maintain branding and local autonomy while integration commences
- Begin early-stage integration

2 INTEGRATE
- Transition to the Atlas brand and align management on near and medium-term vision
- Identify cross-selling opportunities
- Consolidate back-office and other administrative functions

3 SCALE
- Execute on cross-selling initiatives
- Leverage platform capabilities to expand core competency
- Incentivize sales personnel to drive cross-selling and educate customers on new capabilities

Overview of Acquisition Pipeline

140,000+	Companies operating in a highly fragmented market[1]
~$100m	Total EBITDA in Pipeline
20+	Total Target Companies in Pipeline

Illustrative Acquisition Targets

Region	Strategic Rationale
Southeast	Enhance program management capabilities with specialty proprietary services
Southeast	Expansion into new growth transportation area
Northeast	Expand geographic diversity of service offerings with client targets
Western	Diversity of services with highly specialized inspection capabilities
Southeast	Geographic expansion with expanded services & client exposure

Source:
1. American Society of Civil Engineers, IBIS World

22

Key Financial Metrics 4

Attractive Financial Profile

ATLAS TECHNICAL CONSULTANTS

Atlas' financial profile is characterized by stable revenue, impressive earnings growth, expanding margins, and an exceptional free cash flow profile

Stable Revenue Base with Accelerating Growth[1]
(revenue; $ in millions)


Net Revenue
Gross Revenue
2.5%
7.6%
8.1%
2.7%
12.4%
11.6%
$437
$448
$482
$521
$343
$352
$396
$442
2017A
2018A
2019E
2020E

Expanding Profitability and Exceptional FCF Generation[1,2]
(pro forma adjusted EBITDA; $ in millions)


Free Cash Flow
Capex
Free Cash Flow Conversion (%)[3]
93%
90%
91%
92%
$57
$57
$69
$76
$52
$52
$63
$70
2017A
2018A
2019E
2020E

EBITDA Margin[4]	2017A	2018A	2019E	2020E
	16.5%	*16.2%*	*17.5%*	*17.2%*

- Revenue growth accelerating due to successful execution
- Net revenues outpacing gross revenues due to decreasing sub-contracting and pass-through revenues

- High EBITDA margins indicative of Atlas' technical expertise and mission-critical services
- Exceptional free cash flow generation of 90% in 2018A[3]

Note:
1. Financial information is presented on a pro forma basis as if all acquisitions were consummated at the beginning of the relevant period
2. Atlas Adjusted EBITDA adjusted for public company costs of $2.5m and run-rate synergies of $7.5m
3. Defined as (Adjusted EBITDA less Capex) / Adjusted EBITDA
4. Defined as Adjusted EBITDA / Net Revenue

24

Note: 1. Financial information is presented on a pro forma basis as if all acquisitions were consummated at the beginning of the relev ant period 2. Calculated as Pro Forma Backlog / Gross Revenue with 2020 calculated as 2020E Gross Revenue / June 2019A Backlog Backlog Growth Drives High Confidence in Forecasts 25 Growth in Atlas’ backlog is outpacing forecast growth in revenues, underpinning strong confidence in forecasts Backlog Coverage 2 113% 112% 115% 117% 495 437 502 448 553 482 611 521 2016 Year- End Backlog 2017A Revenue 2017 Year- End Backlog 2018A Revenue 2018 Year- End Backlog 2019E Revenue June YTD Backlog 2020E Revenue Pro Forma Adjusted Gross Revenue and Backlog Coverage 1 ($ in millions) 1.4% 10.2% 10.5% 2.5% 7.6% 8.1%

June YTD Financial Update

Financial Performance[1]

June YTD Adj. Gross Revenue, Net Revenue and Adj. EBITDA[2]
($ in millions)



$217
$174
$25
5.5%
5.9%
23.3%
$229
$184
$31
2018 H1
2019 H1
Adj. Gross Revenue
Net Revenue
Adj. EBITDA

August YTD Adj. Gross Revenue and Net Revenue[3]
($ in millions)



$297
$237
7.1%
7.1%
$318
$253
2018 Aug YTD
2019 Aug YTD
Adj. Gross Revenue
Net Revenue

Commentary

- Strong momentum across all metrics as Atlas continues to successfully execute on its strategy
- Gross revenues increased 5.5% in the six months ended June 30, 2019 as compared to June 30, 2018. Consolidated net revenues increased by 5.9% over the same period
    - The increase in gross and net revenues is due primarily to the expansion in key contracts and the award of new business
- Adj. EBITDA is up 23.3% in the six months ended June 30, 2019 as compared to June 30, 2018 driven by expansion of the platform and operational improvements
- Growth continuing through August YTD with consolidated gross and net revenues up 7.1% and 7.1% YoY, respectively

Note:
1. Financial information is presented on a pro forma basis as if all acquisitions were consummated at the beginning of the relevant period
2. Atlas Adjusted EBITDA adjusted for annual public company costs of $2.5m and run-rate synergies of $7.5m
3. August financial results are preliminary and subject to revision

26

Transaction Overview 5

Transaction Overview

ATLAS TECHNICAL CONSULTANTS

Sources & Uses[1]

$ in Millions

Sources of Funds		
Cash in Trust[2]		$202.6
New Debt		270.0
BCP Rollover Equity	Management rollover 100% of equity held pre-transaction	102.2
Management Rollover Equity		82.2
Total Sources		**$657.0**

Uses of Funds	
Debt Paydown	$173.3
Cash Proceeds to Seller	259.3
BCP Rollover Equity	102.2
Management Rollover Equity	82.2
Transaction Fees and Expenses	40.0
Total Uses	**$657.0**

Pro Forma Ownership[1] (%)


BCP Rollover Equity 23%
Management Rollover Equity 19%
SPAC Founder Shares and Other 12%
Boxwood Public Shareholders 46%

Implied Enterprise Value[1]

$ in Millions, except per share values

Valuation and Ownership		
PF Ownership		**Shares (m)**
Boxwood Public Shareholders		20.0
SPAC Founder Shares and Other		5.3
BCP Rollover Equity		10.2
Management Rollover Equity		8.2
Total Shares		***43.7***
Illustrative Price / Share		$10.00
Implied Equity Value at Close		**$436.9**
Add: Net Debt		270.0
Implied Enterprise Value		**$706.9**
Less: NPV of Tax Benefit from Asset Step Up[3]		(55.0)
Tax Adjusted Enterprise Value		**$651.9**
2019E Net Leverage	*69.4*	*3.9x*
2020E Net Leverage[4]	*75.9*	*3.1x*

Tax Adj. Enterprise Value / Adj. EBITDA	Adj. EBITDA[5]	xEBITDA
2019E	69.4	9.4x
2020E	75.9	8.6x

Management and Board

- Joe Boyer and Walter Powell to remain as CEO and CFO of Atlas with existing management team continuing to run the business
- Steve Kadenacy to serve as Executive Chairman post closing
- BCP (Bernhard Capital Partners) will hold 2 board seats post closing[1]

Note:
1. Assumes no redemptions and excludes 23.75 million out-of-the-money warrants
2. Includes $200 million of cash raised from investors and $2.6 million of estimated interest earned on the trust account
3. Transaction is being structured with a step up in tax basis of the acquired assets, which creates a significant tax shield; NPV value uses 10% discount rate
4. Management estimates
5. Atlas Adjusted EBITDA and multiple adjusted for public company costs of $2.5m, run-rate synergies of $7.5m and tax benefit from asset step up

28

91.2% 93.0% 94.4% 79.0% 87.9% 78.3% 87.5% Atlas - for formatting purp NV5 Global Tetra Tech Intertek E&D Peers T&I Peers Professional Services Peers 17.5% 17.3% 11.3% 21.4% 10.2% 20.0% 13.6% Atlas - for formatting purp NV5 Global Tetra Tech Intertek E&D Peers T&I Peers Professional Services Peers 29 Source: Atlas Management, FactSet, company filings; Market data as of 9/11/2019; EBITDA as % of Net Revenue where available Note: 1. Atlas Adjusted EBITDA adjusted for public company costs of $2.5m and run - rate synergies of $6.9m 2. Defined as (Adjusted EBITDA less capital expenditures) / Adjusted EBITDA 3. Engineering & Design (“E&D”) Peers: NV5, Tetra Tech, Parsons, Stantec, WSP, Jacobs, AECOM 4. Testing & Inspection (“T&I”) Peers: Applus, ALS Limited, Bureau Veritas, Intertek, SGS 5. Professional Services Peers: Accenture, Booz Allen Hamilton, CGI, FTI, Huron, ICF, Navigant 3 4 5 Key Peers Mean: 16.7% 3 4 5 Key Peers Mean: 88.8% 2019E EBITDA Margin (%) 2019E Free Cash Flow Conversion 2 (%) Superior Margins and FCF Conversion 1 1

9.4x 13.5x 17.7x 15.0x 12.5x 12.3x 14.8x Atlas - Implied Enterprise Value NV5 Global Tetra Tech Intertek E&D Peers T&I Peers Professional Services Peers 8.6x 11.0x 16.3x 14.1x 11.2x 11.6x 13.6x Atlas - Implied Enterprise Value NV5 Global Tetra Tech Intertek E&D Peers T&I Peers Professional Services Peers Compelling Valuation Relative to Peers 30 Source: Atlas Management, FactSet, company filings; Market data as of 9/11/2019 Note: 1. Atlas Adjusted EBITDA, multiple and Illustrative Enterprise Value adjusted for $2.5m of public company costs, $6.9m of run - rate synergies and tax benefit from asset step - up; Illustrative Enterprise Value at $10.00 per share 2. Engineering & Design (“E&D”) Peers: NV5, Tetra Tech, Parsons, Stantec, WSP, Jacobs, AECOM 3. Testing & Inspection (“T&I”) Peers: Applus, ALS Limited, Bureau Veritas, Intertek, SGS 4. Professional Services Peers: Accenture, Booz Allen Hamilton, CGI, FTI, Huron, ICF, Navigant EV / 2020E EBITDA 2 3 4 Key Peers Mean: 13.8x 1 EV / 2019E EBITDA 2 3 4 Key Peers Mean: 15.4x 1

Atlas' Potential Value Creation

ATLAS TECHNICAL CONSULTANTS

Illustrative Share Price[1,2]

Pre-Transaction	Executing on Near-Term Plan	Medium Term Growth



Delivers annual value of $6.00-$7.00
$10.00
1
+$2.00
2
+$1.00
3
+$8.00
4
+$7.00
5
+$6.00
$34.00
$10.00 / Share
2020 Plan
Accretive M&A
Multiple Re-rating
Organic Growth
Accretive M&A
ATLAS

1 Execution of Plan

- Achieving 2020 Revenue and EBITDA targets through successful execution on platform strategy, cross-selling, new contract wins and unwinding of backlog

2 Accretive M&A[4]

- Continued successful execution of Atlas' M&A playbook
- Illustrative plan of $100m of net revenue acquired in FY2020 at 17.5% EBITDA margins (in line with current Atlas margins)

3 Multiple Re-rating

- Illustrative trading multiple of 15.0x EV/LTM EBITDA (~1.0x below the mean of key peer group[3])

4 Illustrative Organic Growth through 2022

- Annual net revenue growth in line with current backlog growth of 10% through 2022 with margins being held in line with FY2020

5 Illustrative M&A through 2022[4]

- Value of continued M&A of $100m net revenue into the year 2022 at 17.5% EBITDA margins (in line with current Atlas margins)

Source: Capital IQ, Market data as of 9/11/2019

Note:

1. Assumes no redemptions
2. Financial information is presented on a pro forma basis as if all acquisitions were consummated at the beginning of the relevant period
3. Key Peers: NV5 Global, Inc., Tetra Tech, Inc., and Intertek Group plc
4. Acquisitions of 6.0x EBITDA completed through 4.0x debt and 2.0x equity issuance

31

Conclusion: Highly Compelling Investment Opportunity Atlas and Boxwood’s combination pairs highly complimentary capabilities, relationships and skillsets 32 Strong company fundamentals: low risk, pure technical services company with a national platform 1 Best - in - class cash flow performance: leading EBITDA margins, high FCF conversion, and attractive tax attributes 2 Significant upside: cross - selling strategy and accretive M&A can drive growth significant above plan 3 Unique opportunity to partner with proven industry veterans: shared vision of Joe Boyer, Steve Kadenacy and Macquarie 4

Appendix A

Atlas Management Team

ATLAS TECHNICAL CONSULTANTS

Atlas is led by an experienced, entrepreneurial management team with a proven track record of driving value for customers, employees, and shareholders



Joe Boyer, CEO
- 30+ years of experience
- Previously served as CEO of Atkins North America
- Previously held the position of President of Shaw Environmental & Infrastructure's Federal division



Walter Powell, CFO
- 25+ years of experience
- Previously served as an Audit Partner with Deloitte & Touche, LLP where he was responsible for audits of public and private companies ranging in size from $20 million in revenue to $40 billion in revenue



Bobby Toups, Divisional Leader
- 35+ years of experience
- Previous industry experience includes positions with Fluor Daniel GTI, Groundwater Technology, and Fluid Dynamics



Maghsoud Tahmoressi, PE, Divisional Leader
- 30+ years of experience
- Formerly State Bituminous Engineer for the Texas Department of Transportation



Gary Cappa, Divisional Leader
- 35+ years of experience
- Previously served as a project manager at Signet Testing Laboratories



Buddy Gratton, PE, Divisional Leader
- 30+ years of experience
- Formerly Deputy Commissioner for the Georgia Department of Transportation

The senior management team consists of long-tenured industry veterans with vast experience that enables close working relationships with customers and operating partners

34

Reconciliation of Non-GAAP Items

ATLAS TECHNICAL CONSULTANTS

Summary[1,2,3,4]

Pro Forma Adjusted Gross and Net Revenue

$ in Thousands	FY17	FY18	YTD June 2018	YTD June 2019
Gross revenue	449,674	450,042	219,358	229,280
5 Pro forma net adjustments	(12,967)	(2,480)	(2,076)	-
Pro forma adjusted gross revenue	**436,707**	**447,562**	**217,282**	**229,280**
Less subcontractor services and other direct costs, adjusted	(93,571)	(95,314)	(43,734)	(45,572)
Pro forma net revenue	**343,136**	**352,248**	**173,549**	**183,709**

Pro Forma Adjusted EBITDA[4]

$ in Thousands	FY17	FY18	YTD June 2018	YTD June 2019
Net income from continuing operations	22,144	12,045	3,018	4,863
Interest Expense	2,314	6,787	3,355	5,534
Provision for Income Taxes	504	347	70	159
Depreciation and amortization	10,430	20,042	9,113	10,534
EBITDA	**35,392**	**39,221**	**15,556**	**21,090**
Pro forma EBITDA for acquired businesses prior to acquisition date	1,425	570	154	-
1 Non-cash increase in fair value of earnout	-	2,750	-	-
2 Corporate/consolidation initiatives	(2,046)	(771)	(392)	-
3 Non-recurring expenses	14,409	9,383	6,407	6,961
4 Discontinued business lines	2,373	892	584	161
5 Pro forma cost synergies	7,544	7,517	3,791	3,674
Public company costs	(2,500)	(2,500)	(1,250)	(1,250)
Pro forma adjusted EBITDA	**56,597**	**57,062**	**24,850**	**30,636**

Free Cash Flow

$ in Thousands	FY17	FY18	YTD June 2018	YTD June 2019
Pro forma adjusted EBITDA	56,597	57,062	24,850	30,636
Capital expenditures	(4,131)	(5,537)	(2,501)	(4,339)
Free cash flow	**52,466**	**51,525**	**22,349**	**26,297**

EBITDA Margin and FCF Conversion

$ in Thousands	FY17	FY18	YTD June 2018	YTD June 2019
Net revenue	343,136	352,248	173,549	183,709
Pro forma adjusted EBITDA	56,597	57,062	24,850	30,636
Free cash flow	52,466	51,525	22,349	26,297
Pro forma adjusted EBITDA margin (%)[5]	*16.5%*	*16.2%*	*14.3%*	*16.7%*
Pro forma free cash flow conversion[6]	*92.7%*	*90.3%*	*89.9%*	*85.8%*

Description

1 Non-cash increase in fair value of earnout adjustment: Non-cash expense to reflect increase in fair value of the earnout recorded in 2017 in connection with Atlas' acquisition of ETS

2 Corporate/consolidation initiatives: Includes corporate entity expenses, a related-party office lease, and consolidated savings related to historical acquisitions

3 Non-recurring expenses: Includes one-time legal fees, transaction costs, third-party costs associated with implementing the Atlas corporate entity, previous owner expenses, headcount reductions as part of historical acquisitions, non-recurring loss contract, and start-up expenses for new divisions

4 Discontinued business lines: Reflects losses related to business lines sold off in 2018

5 Pro forma cost synergies: Pro forma cost reductions being implemented in connection with the Atlas/ATC merger including headcount reduction, facility closures, sourcing and information technology

Note:
1. Financial information is presented on a pro forma basis as if all acquisitions were consummated at the beginning of the relevant period
2. Quarterly results are preliminary, unaudited and have not yet been reviewed by the Company's outside auditors and are therefore subject to revision
3. FY2017 reflects amounts per the combined audited financials statements plus the following results in 2017 for businesses prior to their acquisition by Atlas in USD thousands: Revenues of $32,002, Net Income of $880, Interest of $55, D&A of $212, Tax of $278 and EBITDA of $1,425
4. FY2018 Revenues reflect the amount in USD Thousands per the combined audited financials statements plus the $23,325 for businesses prior to their acquisition by Atlas
5. Calculated as Pro Forma Adjusted EBITDA / Net Revenue
6. Calculated as Pro Forma Adjusted EBITDA less Capex / Pro Forma Adjusted EBITDA

35

Synergy and FCF Reconciliation 36 1 2 3 Summary Note: 1. Atlas Adjusted EBITDA adjusted for public company costs of $2.5m and run - rate synergies of $7.5m Free Cash Flow $ in Thousands FY19 FY20 Adjusted EBITDA 1 69,400 75,900 Capital Expenditures (6,084) (6,337) Free Cash Flow 63,316 69,563 Run - Rate Synergies $ in Thousands Labor Synergies 3,146 Facilities Synergies 2,146 Sourcing Synergies 2,225 Annual Run - Rate Estimate 7,517 Synergies are mostly executed in second half of 2019 ▪ Labor Synergies : Cost savings to be realized through reorganizing regional leadership and support functions ▪ Facilities Synergies : Opportunities to reduce or eliminate facilities footprint within overlapping metro market and reduce occupancy costs ▪ Sourcing Synergies : Synergy saving from combined purchasing power with vendors across multiple spend categories, including office expense, equipment & supplies, business insurance, travel and professional services 1 2 3 Description